[Exhibit 4.4]







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                       [FORM OF ADMINISTRATION AGREEMENT]

                                      among


                    MITSUI VENDOR LEASING ASSET TRUST 1998-1
                                     Issuer


                       MITSUI VENDOR LEASING (U.S.A.) INC.
                                  Administrator


                     MITSUI VENDOR LEASING FUNDING CORP. II
                                 Trust Depositor

                                       and


                     ---------------------------------------
                                Indenture Trustee


                           Dated as of August 1, 1998

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1.   Duties Of The Administrator.....................................4
SECTION 2.   Records........................................................10
SECTION 3.   Compensation...................................................10
SECTION 4.   Additional Information To Be Furnished To The Issuer...........10
SECTION 5.   Independence Of The Administrator..............................10
SECTION 6.   No Joint Venture...............................................10
SECTION 7.   Other Activities Of Administrator..............................10
SECTION 8.   Term Of Agreement; Resignation And Removal Of Administrator....10
SECTION 9.   Action Upon Termination, Resignation Or Removal................11
SECTION 10   Notices........................................................11
SECTION 11   Amendments.....................................................12
SECTION 12   Successors And Assigns.........................................13
SECTION 13   Governing Law..................................................13
SECTION 14   Headings.......................................................13
SECTION 15   Counterparts...................................................13
SECTION 16   Severability...................................................13
SECTION 17   Not Applicable To Mitsui In Other Capacities...................13
SECTION 18   Limitation Of Liability Of Owner Trustee And Indenture
              Trustee ......................................................13
SECTION 19   Third-Party Beneficiary........................................14
SECTION 20   Survivability..................................................14


          This Administration Agreement, dated as of August 1, 1998, is among Mitsui Vendor Leasing Asset Trust 1998-1 (the "Issuer"), Mitsui Vendor Leasing (U.S.A.) Inc. ( together with its successors and assigns "Mitsui") in its capacity as administrator (the "Administrator"), Mitsui Vendor Leasing Funding Corp. II (together with its successors and assigns, the "Trust Depositor") and ____________________, in its capacity as Indenture Trustee (together with its successors and assigns, the "Indenture Trustee").

                              W I T N E S S E T H:

         WHEREAS,  the Issuer is  issuing  [____]%  Class A-1  Receivable-Backed
Notes, [____]% Class A-2 Receivable-Backed Notes, [____]% Class A-3 Receivable-Backed Notes, [____]% Class B Receivable-Backed Notes and [____]% Class C Receivable-Backed Notes (collectively, the "Notes") pursuant to the Indenture, dated as of the date hereof (the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement or, if not defined in the Sale and Servicing Agreement, in the Indenture);

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes, including (i) a Sale and Servicing Agreement, dated as of the date hereof (the "Sale and Servicing Agreement"), among the Issuer, the Trust Depositor, the Seller, the Servicer, the Indenture Trustee and the Back-up Servicer, (ii) the Indenture and (iii) the other Basic Documents;

         WHEREAS, pursuant to the Basic Documents, the Issuer and the Owner Trustee are required to perform certain duties in connection with the Notes and the Collateral therefor pledged pursuant to the Indenture;

         WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Basic Documents as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               SECTION  1.  Duties Of The Administrator.
                            ---------------------------

               (a)  Duties with respect to the Indenture.
                    ------------------------------------

               (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer and the Owner Trustee under the Basic Documents. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Indenture. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the respective duties of the Issuer and the Owner Trustee under the Indenture. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all appropriate action that the Issuer or the Owner Trustee is required to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to Sections of the Indenture):

               (A) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

               (B) the notification of Noteholders of the final principal payment on their Notes (Section 2.07(b));

               (C) the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

               (D) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.12);

               (E) the appointment of the Indenture Trustee as its agent therefor, for registration of transfer or exchange of Notes (Section 3.02);

               (F) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

               (G) the direction to the Indenture Trustee to deposit monies with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

               (H) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the collateral and each other instrument and agreement included in the Collateral (Section 3.04);

               (I) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Collateral other than as prepared by the Servicer (Section 3.05);

               (J) the delivery of certain statements as to compliance with the Indenture (Sections 3.09);

               (K) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

               (L) the notification of the Indenture Trustee and each Rating Agency of a Servicer Termination Event under the Sale and Servicing Agreement;

               (M) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

               (N) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

               (O) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

               (P) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

               (Q) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee (Sections 6.08 and 6.10);

               (R) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

               (S)  the  opening  of  one or  more  accounts  in  the  Indenture
Trustee's name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections
8.02  and  8.03);

               (T) the preparation of an Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Sections 8.04 and 8.05);

               (U) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

               (V) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.06);

               (W) the duty to notify Noteholders of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Section 10.02);

               (X) the preparation and delivery of all Officer's Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

               (Y) the preparation and delivery of Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

               (Z) the notification of the Rating Agencies, upon the failure of the Issuer, the Owner Trustee or the Indenture Trustee to provide notification;

               (AA)  the   preparation  and  delivery  to  Noteholders  and  the
Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06); and

               (BB) the  recording  of the  Indenture,  if  applicable  (Section
11.14).

       (ii) The Administrator will:

               (A) except as otherwise expressly provided in the Indenture or the Sale and Servicing Agreement, pay the Indenture Trustee's fees and reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

               (B) indemnify the Indenture Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

               (C) indemnify the Owner Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred without or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement (and including without limitation, an indemnity as described above with respect to the Trust Depositor's obligations in favor of the Owner Trustee under Section 8.02 of the Trust Agreement).

       (b) Additional Duties.
           -----------------

       (i) In addition to the duties set forth in Section 1(a)(i), the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that the Issuer or the Owner Trustee are required to prepare, file or deliver pursuant to the Basic Documents or Sections 7.01, 7.02 and 7.03 of the Indenture, and at the request of the Owner Trustee shall take all appropriate action that the Issuer or the Owner Trustee are required to take pursuant to the Basic Documents. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner
Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 5 hereof, and in accordance with the directions of the Issuer, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer and are reasonably within the capability of the Administrator.

       (ii) [Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner as contemplated in Section [5.02(c)] of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.]

       (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.05(a), (b), (c) and (d), the penultimate sentence of Section 5.05 and Section 5.06(a) of the Trust Agreement with respect to, among other things, accounting and reports to Owners; provided, however, that the Owner Trustee shall retain responsibility for the distribution of information forms necessary to enable each Owner to prepare its federal and state income tax returns.

       (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Issuer payable by the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee, which shall perform the obligations of the Administrator thereunder.

       (v) The Administrator shall perform the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

       (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable
to  the  Issuer  than  would  be  available  from  unaffiliated   parties.

       (c) Non-Ministerial Matters.
           -----------------------

       (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "Non-Ministerial Matters" shall include, without limitation:

          (A) the amendment of or any supplement to the Indenture;

          (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Contracts);

          (C)  the  amendment,   change  or  modification  of  any  other  Basic
Documents;

          (D) the  appointment of successor Note  Registrars,  successor  Paying
Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or a successor Servicer, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

          (E)  the  removal  of  the  Indenture  Trustee.

     (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not,

                    (A) make any payments to the Noteholders under the Basic Documents,

                    (B) sell the  Collateral  pursuant to clause (iv) of Section
          5.04 of the Indenture,

                    (C) take any other action that the Issuer directs the Administrator not to take on its behalf or

                    (D) take any other action which may be construed as having the effect of varying the investment of the Holders.

               SECTION 2. Records.  The Administrator shall maintain appropriate
                          -------
books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Owner Trustee at any time during normal business hours.

               SECTION 3.  Compensation.  As compensation for the performance of
                           ------------
the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a monthly fee which shall be solely an obligation of the Servicer as contemplated in
Section 9.15 of the Sale and Servicing Agreement and which shall be in an amount as shall be agreeable to the Trust Depositor and the Administrator.

               SECTION 4. Additional  Information To Be Furnished To The Issuer.
                          -----------------------------------------------------
The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

               SECTION 5. Independence Of The Administrator. For all purposes of
                          ---------------------------------
this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

               SECTION 6. No Joint Venture.  Nothing contained in this Agreement
                          ----------------
(i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

               SECTION 7. Other  Activities  Of  Administrator.  Nothing  herein
                          ------------------------------------
shall prevent the Administrator or its Affiliates from engaging in other business or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

               SECTION  8.  Term  Of  Agreement;   Resignation  And  Removal  Of
                            ----------------------------------------------------
Administrator.  This Agreement  shall continue in force until the dissolution of
-------------
the Issuer, upon which event this Agreement shall automatically  terminate.

               (a) Subject to Section 8(d) and Section 8(e), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

               (b) Subject to Section 8(d) and Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

               (c) Subject to Section 8(d) and Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

               (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer); or

               (ii) an Insolvency Event shall occur with respect to the Administrator.

               The Administrator agrees that if any of the events specified in clause (ii) above shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

               (d) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

               (e) The appointment of any successor Administrator shall be effective only after the satisfaction of the Rating Agency Condition with respect to the proposed appointment.

               (f) Subject to Section 8(d) and 8(e), the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign (subject to Section 8(d) hereof).

               SECTION 9.  Action  Upon  Termination,  Resignation  Or  Removal.
                           ----------------------------------------------------
Promptly upon the effective date of  termination  of this Agreement  pursuant to
Section 8 or the resignation or removal of the Administrator pursuant to Section 8(a), (b) or (c) respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8 deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section (a), (b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

               SECTION 10. Notices. All notices, demands, certificates, requests
                           -------
and communications hereunder ("Notices") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient at the address specified in the Sale and Servicing Agreement for such recipient.

         Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

               SECTION 11.  Amendments.  This Agreement may be amended from time
                            ----------
to time by a written amendment duly executed and delivered by the parties hereto, with the written consent of the Owner Trustee but without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that such amendment will not, in the Opinion of Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder; provided further that such action shall be deemed not to adversely affect in any material respect the interests of the Noteholders and no such Opinion of Counsel need be delivered if the Rating Agency Condition is satisfied. This Agreement may also be amended by the parties hereto with the written consent of the Owner Trustee and the Required Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Contracts or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the holders of Notes which are required to consent to any such amendment, without the consent of the Insurer and the holders of all outstanding Notes. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Trust Depositor, which permission shall not be unreasonably withheld.

               SECTION 12.  Successors  And Assigns.  This  Agreement may not be
                            -----------------------
assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Indenture Trustee and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

               SECTION 13.  GOVERNING LAW. THIS AGREEMENT  SHALL BE CONSTRUED IN
                            -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 14. Headings.  The section and subsection headings hereof
                           --------
have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

               SECTION  15.  Counterparts.  This  Agreement  may be  executed in
                             ------------
several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

               SECTION 16. Severability. Any provision of this Agreement that is
                           ------------
prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 17. Not Applicable To Mitsui In Other Capacities. Nothing
                           --------------------------------------------
in this Agreement shall affect any obligation Mitsui may have in any other capacity.

               SECTION  18.   Limitation  Of  Liability  Of  Owner  Trustee  And
                              --------------------------------------------------
Indenture Trustee.
-----------------

               (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by _____________________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall _____________________________ in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

               SECTION  19.  Third-Party  Beneficiary.  The Owner  Trustee  is a
                             ------------------------
third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

               SECTION 20.  Survivability.  The obligations of the Administrator
                            -------------
described  in  Section  1(a)(ii)  hereof  shall  survive   termination  of  this
Agreement.


                 [this portion of page intentionally left blank]


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                     MITSUI VENDOR LEASING ASSET TRUST 1998-1

                                     By: _____________________________, not in
                                         its individual capacity but solely as
                                         Owner Trustee

                                     By:___________________________________


                                        Name:______________________________

                                        Title:_____________________________


                                     MITSUI VENDOR LEASING FUNDING CORP. II,
                                     as Trust Depositor


                                     By:
                                        Name: ____________________________

                                        Title:____________________________


                                     By:
                                        Name:  ____________________________

                                        Title: ____________________________

                              _____________________________________________,
                              as Indenture Trustee


                                     By:

                                        Name:  _____________________________

                                        Title: _____________________________




                                     MITSUI VENDOR LEASING (U.S.A.) INC.,
                                       as Administrator


                                     By:

                                        Name:  ____________________________

                                        Title: ____________________________



                                    EXHIBIT A

                            LIMITED POWER OF ATTORNEY


State of _________________)
                          )    ss.
County of ________________)


         KNOW ALL PERSONS BY THESE PRESENTS, that ________________ _____________, a ____________________________ (the "OWNER TRUSTEE"), by and
through its duly elected and authorized officer, ________________________, a ___________________, on behalf of itself and of Mitsui Vendor Leasing Asset Trust 1998-1 (the "Issuer") as Issuer under the Administration Agreement, dated as of __________, 1998 (the "Administration Agreement"), among the Issuer,
Mitsui         Vendor         Leasing          Funding         Corp.         II,
_________________________________________   as  Indenture  Trustee,  and  Mitsui
Vendor Leasing (U.S.A.) Inc., as Administrator, does hereby nominate, constitute and appoint Mitsui Vendor Leasing (U.S.A.) Inc., a Delaware corporation, each of its officers from time to time and each of its employees authorized by it from time to time to act hereunder, jointly and each of them severally, together or acting alone, its true and lawful attorney-in-fact, for the Owner Trustee and the Issuer in their name, place and stead, in the sole discretion of such attorney-in-fact, to perform such calculations and prepare or cause the preparation by other appropriate persons of, and to execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that the Issuer or the Owner Trustee is required to prepare, file or deliver pursuant to the Administration Agreement, and to take any and all other action, as such attorney-in-fact may deem necessary or desirable in accordance with the directions of the Owner Trustee and in connection with its duties as Administrator or successor Administrator under the Administration Agreement. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Administration Agreement.

         The Owner Trustee hereby ratifies and confirms the execution, delivery and performance (whether before or after the date hereof) of the above-mentioned documents, reports, filings, instruments, certificates and opinions, by the attorney-in-fact and all that the attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         The Owner Trustee hereby agrees that no person or other entity dealing with the attorney-in-fact shall be bound to inquire into such attorney-in-fact's power and authority hereunder and any such person or entity shall be fully protected in relying on such power of authority.

         This Limited Power of Attorney may not be assigned without the prior written consent of the Owner Trustee. It is effective immediately and will continue until it is revoked.

         This Limited Power of Attorney shall be governed and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Executed as of this ____ day of ______________, 1998.

                                             _______________________________,
                                             not in its individual capacity but
                                             solely as Owner Trustee,

                                             By:

                                                Name:  ________________________

                                                Title: ________________________




                 CERTIFICATE OF ACKNOWLEDGMENT OF NOTARY PUBLIC


State of ______       )
                      ) ss.
County of _____       )

    On _________, 1998  before me, ______________________________________
      [insert date]                [Here insert name and title of notary]

personally appeared ____________________________

/ / personally known to me, or

/ / proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which person(s) acted, executed the instrument.

    WITNESS my hand and official seal.



Signature ___________________________ [SEAL] ______________________________